Exhibit 7

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock, nominal value €.20 per share, of NXP Semiconductors N.V. and further agree to the filing of this Agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Dated: November 2, 2010

PHILIPS PENSION TRUSTEES LIMITED

/s/ M.R. Armstrong
Name: M.R. Armstrong
Title: Director

PPTL INVESTMENT LP
by its general partner, PPTL Investment Limited

/s/ M.R. Armstrong
Name: M.R. Armstrong
Title: Director

PPTL INVESTMENT LIMITED

/s/ M.R. Armstrong
Name: M.R. Armstrong
Title: Director